EXHIBIT 99.1

June 29, 2010
For Immediate Release

Seattle Seahawks, Jones Soda Co. End Sponsorship Partnership

SEATTLE, Wash. – The Seattle Seahawks and Jones Soda Co. (NASDAQ: JSDA), today announced the two companies have opted not to continue their sponsorship relationship, which enabled Jones Soda to exclusively provide carbonated beverages to Qwest Field. This announcement ends a positive three-year relationship between the two organizations.

“The Seahawks partnership was great for Jones Soda providing brand awareness, retail activation and involvement with one of the elite NFL franchises,” said William Meissner, Chief Executive Officer of Jones Soda. “Collectively, the team at Jones are huge fans of our hometown Hawks, and are excited for the new coaching regime!”

For Jones Soda, the company will return its attention to grassroots marketing initiatives that focus on a nationwide audience, including samplings and events all throughout the country.

“We achieved everything and more than we originally set out to do with Qwest Field and the Seahawks organization,” said Mr. Meissner.  “The return of our focus on Jones core 12-ounce flavors in glass bottles and our need to support our efforts in markets from coast to coast created a shift in our marketing mix. We made a strategic decision that enables us to redeploy our remaining sponsorship dollars under this arrangement to focus on other initiatives that support our core business, and leaves the Seattle Seahawks in a good position to move forward with another carbonated beverage provider.”

“We couldn’t be more proud of our partnership with Jones Soda, and will continue to cheer them on in the future”, said Seahawks Chief Executive Officer Tod Leiweke. “From day one Jones joined us in focusing our efforts on enhancing the fan experience at Qwest Field while also activating our partnership to the fullest extent possible to deliver value to consumers at retail.”

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co.® markets and distributes premium beverages under the Jones Soda, Jones Pure Cane Soda®, Jones 24C®, Jones GABA®, and Whoopass Energy Drink® brands and sells through its distribution network in markets primarily across North America. A leader in the premium soda category, Jones is known for its variety of flavors and innovative labeling technique that incorporates always-changing photos sent in from its consumers. Jones Soda is sold through traditional beverage retailers. For more information, visit www.jonessoda.com, www.myjones.com and www.jonesGABA.com.

Forward-Looking Statements Disclosure
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Jones Soda Co.’s plans for future marketing programs. Forward-looking statements include all passages containing words such as “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming”. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect Jones Soda’s actual results include, among others, its inability to achieve levels of revenue and cost reductions that are adequate to support its capital and operating requirements in order to continue as a going concern; its inability to generate sufficient cash flow from operations, or to obtain funds through additional financing or other strategic alternatives, to support its business plan; the impact of the global economic crisis, which has continued to have a greater than expected impact on Jones Soda’s business; its inability to increase points of distribution for its products or to successfully innovate new products and product extensions; its inability to establish distribution arrangements with distributors, retailers or national retail accounts; its inability to maintain relationships with its co-packers; its inability to maintain a consistent and cost-effective supply of raw materials; its inability to receive returns on its trade spending and slotting fee expenditures; its inability to maintain brand image and product quality; its inability to protect its intellectual property; the impact of current and future litigation; its inability to develop new products to satisfy customer preferences; the impact of intense competition from other beverage suppliers; and risks and uncertainties described in Jones Soda’s current and periodic reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, Jones Soda undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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For further information, contact:
Amanda Foley
Duo PR, for Jones Soda Co.
206-957-1387
amanda@duopr.com

Michael R. O’Brien
Chief Financial Officer, Jones Soda Co.
(206) 624-3357
mobrien@jonessoda.com